Exhibit 10.8

LONG TERM SUPPLY CONTRACT
(English Translation)

Contract Number:
Place where contract signed: Shanghai

Buyer:	Perfectenergy (Shanghai), Ltd. (hereinafter, known as "Party A")
Address:	No. 479 East Xinzhuang Road,
Shanghai, China 201108
Tel:  021-54880958  Fax:  021-54888243
Bank:   China Agriculture Bank, Min District, Xinzhuang Industry Zone Branch
Bank Account:  03430500040006353
Tax Registration Number:  310112777606116

Supplier:	Tianjin Huan-ou Semiconductor Technology Inc, Ltd. (hereinafter, known as "Party B")
Address:	No. 152 Zhanggui Road, East River district
Tianjin, China 300161
Tel:  022-24310904  Fax:  022-24382296
Bank:   Industrial and Commercial Bank of China, Nankai Branch
Bank Account:  258901201010016505
Tax Registration Number:  120117724473516

This agreement is entered into by and between Party A and Party B in accordance with the Economic Contract Laws of the People's Republic of China. This supply contract is the product of coordination and negotiations between the two parties. The parties hereto agree as follows:

1.	Under the framework of the Strategic Partnership Agreement signed by all related parties in December 2006, both parties agreed to establish a long term strategic partnership.

Party B is a well-known manufacturer of semi-conducting silicon throughout China. Its advanced technology and excellent product quality is well recognized by the industry. It is capable of manufacturing one million units of silicon chips monthly, and it is planning to increase its capacity to two million units in 2008 and four million units in 2009. Party B has worked with REC Silicon, the largest producer of high-purity ferrosilicon, for almost ten years. Party B has established a long term strategic partnership with REC Silicon for the next five to ten years. Such a partnership ensures the supply of all the raw materials it needs during its expansion.

Party A specializes in the research, development, and manufacture of silicon solar cells. It has its own patent and technology. Party A is a company with one of the lowest investment costs with its own characteristic. Using its own technology, it has set up a solar cell production line with fuel output of 15MW. It is planning to increase output to 40MW in 2007, to 80MW in 2008, and 100MW in 2009.

Now, therefore, in consideration of both parties’ expansion strategy and through their negotiations, both parties have jointly established a long term strategic supply chain partnership on solar cells in order to accomplish a strategic alliance with mutual benefit and growth.

2.	As agreed upon by both parties, Party B will ship to Party A the following solar silicon starting from 2007 to 2009.

1)	Product description: CZ solar monocrystalline silicon

2)	Product Specification:
Conductor type:  Type P
Crystallographic directions:  <100>+ 3
Size:  125mm x 125 mm + 0.5mm
Diagonal diameter:  ≥ Φ 150 mm ± 0.5mm
Electrical resistence:  0.5-3 Ω C.T , 3-6 Ω, cm
TTV:  < 50 µm
Minority carrier life:  > 10 µs
Thickness Stall:  220 + 20 µm
No fracture, no hole, no stria

3)	Quantities in units
Year 2007: 250 million units
Year 2008: 500 million units
Year 2009: 1000 million units

4)	Product unit cost: ¥48 RMB / unit. Party B agrees to give Party A a discount of 2%-5% off the average market price, adjustable every 3 months.

5)
Payment: Party B will ship the goods in installments. Party B will notify Party A before each shipment. Party A will pay Party B in full for each shipment three days after receiving a notice. Once payment is verified, Party B will start shipping immediately.

3.	Quality requirement: Party B guarantees that the quality, specifications, and all technical parameters with match all requirements set forth in this contract.

4.	Place of delivery: Shanghai (Party B is in charge of shipping)

5.	Date of delivery: Installment shipments per month

6.	Packaging requirement: The packaging must comply with public transportation regulations.

7.
Acceptance, inspection, and invoicing: Within three days of receiving a shipment, Party A will inspect the shipment based on the specifications listed in this contract. Party A will send an acceptance inspection report to Party B. If everything is accepted, Party B will issue a value-added-tax invoice for Party A’s shipment.

8.	Roles and responsibilities:
Party A and Party B shall fulfill their responsibilities within the time frame specified in this contract. A party that breaches the contract is liable for economic losses incurred by the non-breaching party.

9.	Dispute Resolution: Both parties shall settle their disputes through negotiations. If a dispute remains unresolved, a lawsuit may be filed in a local court, whose decision shall be deemed final.

10.	This contract has two copies. The contract will not come into force until it is signed by both parties with stamps.

11.	The term of this contract is from the date of execution to December 31, 2009.

12.	Others: Not applicable.

Party A:	Party B:
Perfectenergy (Shanghai), Ltd.	Tianjin Huan-ou Semiconductor
Technology Inc., Ltd.

Signature	Signature

Stamp	Stamp

Date	Date